                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): December 16, 1996



                      INTEGRATED PROCESS EQUIPMENT CORP.
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            (Exact name of Registrant as specified in its charter)


           Delaware                        0-20470               77-0296222
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(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                                911 Bern Court
                              San Jose, CA  95112
        --------------------------------------------------------------
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (408) 436-2170

                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events
         ------------

     In a press release disseminated on December 17, 1996, Integrated Process Equipment Corp. ("IPEC") announced that it has completed a $25 million equity financing with Fletcher International Limited ("Fletcher"). Pursuant to a Subscription Agreement dated December 12, 1996 (the "Agreement"), Fletcher purchased 100,000 shares of newly issued Series C Convertible Preferred Stock (the "Preferred Shares") and a warrant to acquire up to 456,000 shares of the IPEC's Common Stock (the "Warrant"). The offer and sale of these securities were not registered under the Securities Act of 1933 pursuant to the exemption provided by Regulation S and these securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Hambrecht & Quist LLC served as the IPEC's placement agent.

     The Preferred Shares are convertible into shares of Common Stock on or after January 31, 1997, and will automatically convert into Common Stock on December 31, 2002. At the holder's option, each Preferred Share is convertible at a premium over an average of the volume-weighted average daily market prices of the Common Stock. The number of shares of Common Stock to be issued upon conversion will vary based on future stock price movements.

     The Warrant may be exercised from and after June 16, 1998 to and including December 16, 2002 at the exercise price of $24.567 per share. The exercisability of the Warrant may accelerate in certain circumstances as specified in the Warrant. In June 1997, the number of shares of Common Stock issuable upon exercise of the Warrant is subject to reduction in certain circumstances as specified in the Warrant.

     The foregoing description of the Preferred Shares and the Warrant is only a summary and is qualified in its entirety by reference to the Certificate of Designation and the Warrant Certificate attached as Exhibit 99.1.

     The proceeds from the equity financing are expected to be used to reduce outstanding borrowings and for working capital purposes.



Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c) Exhibits

     Copies of the Subscription Agreement, with all its annexes (the Certificate of Designation, the Warrant Certificate, and the Schedule of Disclosure), and the December 17, 1996 press release are filed as exhibits to this Current Report on Form 8-K.

                                      -2-
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     Pursuant to the requirements of the Securities Exchange Act of 1934,
Integrated Process Equipment Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Integrated Process Equipment Corp.


                                        By:   /s/ John S. Hodgson
                                             -----------------------------
                                                  John S. Hodgson
                                                  Vice President and Chief
                                                  Financial Officer



Date: December 26, 1996

                                 EXHIBIT INDEX



Exhibit
Number                   Exhibit Title
------                   -------------

99.1*  -- Subscription Agreement dated as of December 12, 1996 between
          Integrated Process Equipment Corp. and Fletcher International Limited with all its annexes (the Certificate of Designation, the Warrant Certificate, and the Schedule of Disclosure)

99.2*  -- Press Release dated December 17, 1996

--------------------------
*         Filed herewith